Exhibit 3(ii)

BY-LAWS

OF

NDCHEALTH CORPORATION

(As Amended Through December 18, 2003)

BY-LAWS

of

NDCHEALTH CORPORATION

i

ii

iii

BY-LAWS

of

NDCHEALTH CORPORATION

(As Amended Through December 18, 2003)*

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of Directors shall be held in the City of Atlanta, State of Georgia, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 2. Date of Meetings. Annual meetings of stockholders shall be held on such date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. Elections of Directors need not be by written ballot.

Section 3. Notice of Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors to each stockholder entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

Section 4. Nature of Business at Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at

*	These By-Laws were adopted by the Board of Directors on November 30, 1977 and have been amended from time to time thereafter. Restated to reflect all amendments on and through December 18, 2003.

the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 5. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 5. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 6. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at the place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 7. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or the President or Secretary at the request in writing of a majority of the members of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 8. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given by or at the direction of the Board of Directors not less than ten (10) or more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 9. Limitations on Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 10. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. A quorum, once established, shall not be broken by the subsequent withdrawal of any stockholder entitled to vote thereat, present in person or represented by proxy. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11. Voting Rights. When a quorum is present at the meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 12. Proxies and Voting Rights. Each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

Section 13. Conduct of Meetings. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 14. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III

DIRECTORS

Section 1. Number, Election and Term of Office. The number of Directors constituting the whole Board shall be as fixed from time to time by vote of a majority of the whole Board, provided, however, that the number of Directors shall not be less than three (3) and that the number shall not be reduced so as to shorten the term of any Director in office. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each Director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director, and any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his or her successor shall be elected and qualify, or until such Director’s earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

Section 3. Powers of Directors. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 4. Place of Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Time of Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders at the same place as such annual meeting or, in the alternative, at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place determined under the preceding sentence, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 7. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President on forty-eight (48) hours’ notice to each Director, if notice is given by mail, or on twenty-four (24) hours’ notice to each Director, if such notice is given personally or by telephone, facsimile or electronic mail; special meetings of the Board shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of a majority of the Directors.

Section 8. Resignations and Removals of Directors. Any Director of the corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, the President or the Secretary of the corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any Director or the entire Board of Directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least eighty percent (80%) of all classes of stock of the corporation entitled to vote in the election of Directors, considered for the purposes of this Section 8 as one class.

Section 9. Quorum. At all meetings of the Board a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Participation by Conference Telephone. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 12. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, appoint three (3) or more of its members to constitute an Executive Committee which to the extent provided by the Board of Directors shall have and exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter. The Board of Directors may also from time to time by resolution passed by a majority of the whole Board appoint other committees from among its members, and such committee or committees shall have such powers and duties, to the fullest extent permitted by Section 141(c)(2) of the General Corporation Law of the State of Delaware, to be exercised under the control and direction of the Board of Directors as the latter may from time to time prescribe. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section 12 shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing as provided in Section 11 of this Article III. Any such committee shall, subject to any rules prescribed by the Board of Directors, prescribe its own rules for calling, giving notice of and holding meetings and its method of procedure at such meetings and shall keep a written record of all action taken by it.

Section 13. Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 14. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1. Procedure. Whenever, under the provisions of applicable law or of the certificate of incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be made by electronic transmission in accordance with applicable law, and shall be deemed given at the time specified by applicable law.

Section 2. Waiver and Consent.

(a) Whenever any notice is required to be given under the provisions of applicable law, the certificate of incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A person’s attendance or participation at any meeting shall constitute a waiver of notice unless the person objects, at the beginning of the meeting or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting, and thereafter does not vote on or assent to actions taken at the meeting.

(b) Notice of all stockholders’ meetings, whether annual or special, shall be given in writing or by electronic transmission in accordance with applicable law, and may be given by the Chairman of the Board or the President or the Secretary. The notice shall state the general nature of the business to be transacted at the meeting and the place, day and hour thereof. If such notice is mailed, it shall be deemed to have been given when deposited in the United States mail, or if given by electronic transmission, it shall be deemed given at the time specified by applicable law. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting or of the business to be transacted thereat need be given other than by announcement at the meeting at which such adjournment is given, except as otherwise expressly provided in Section 10 of Article II.

ARTICLE V

OFFICERS

Section 1. General. The officers of the corporation shall be chosen by the Board of Directors and shall include a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as the Board of Directors may deem appropriate. Any number of offices may be held by the same person, unless the certificate of incorporation or these By-Laws otherwise provide.

Section 2. Election of Officers. The Board of Directors at its first meeting after each meeting of stockholders (and thereafter as appropriate) shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may deem appropriate. Officers elected by the Board of Directors shall be denominated as corporate officers, and their compensation shall be fixed by the Board of Directors.

Section 3. Additional Officers. In addition to the corporate officers elected as provided in Section 2 above, non-corporate officers of the corporation, including, for example, divisional officers, may be appointed from time to time and in such manner as may be prescribed by the Board of Directors, especially including delegation by the Board of Directors to the President of the corporation the power to appoint such non-corporate officers. Such non-corporate officers shall hold their offices for such terms, shall exercise such powers and perform such duties, not inconsistent with these By-Laws, and shall receive such compensation as shall be determined from time to time by the Board of Directors or by the person designated by the Board of Directors to appoint such officers.

Section 4. Tenure. The corporate officers of the corporation shall hold office until their successors are chosen and qualify. Any corporate officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any corporate office of the corporation shall be filled by the Board of Directors.

Section 5. Chairman of the Board. In the event the Board of Directors elects a Chairman of the Board, the Chairman of the Board shall call meetings of the stockholders, the Board of Directors and the Executive Committee to order and shall preside at such meetings. The Chairman of the Board shall appoint all committees not otherwise appointed by or pursuant to the instructions of the Board of Directors, and he or she shall have such other powers and duties as may be assigned to or vested in him or her from time to time by the Board of Directors or by the Executive Committee.

Section 6. President. The President shall be the Chief Executive Officer of the corporation and shall have general supervision and control over the business and affairs of the corporation and its officers and employees, subject to the authority granted to the Board of Directors by law and by these By-Laws. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. In the event the Board of Directors does not elect a Chairman of the Board, or in the absence of the Chairman of the Board or his or her inability to act, the President shall preside at meetings of the stockholders and the Board of Directors and shall have all other powers and responsibilities of the Chairman of the Board under these By-Laws. The President shall also have such other duties and powers as may be assigned to or vested in him or her from time to time by the Board of Directors or by the Executive Committee.

Section 7. Vice Presidents—Powers and Duties. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Vice Presidents who are elected corporate officers under the provisions of Section 2 above shall be governed by the provisions of this Section 7. Non-corporate officers appointed under the provisions of Section 3 above who hold the title “Vice President” shall have the duties and powers as determined under the provisions of Section 3 and shall not perform the duties or exercise the powers of the President in the event of his or her absence or disability.

Section 8. Secretary—Powers and Duties. The Secretary (or an Assistant Secretary in his or her absence) shall record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or officer designated by the Board of Directors, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 9. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. Treasurer—Powers and Duties. The Treasurer shall be responsible for the custody of the corporate funds and securities, for keeping full and accurate accounts of receipts and disbursements in books belonging to the corporation, and for the deposit of all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 11. Treasurer—Disbursements and Accounting. The Treasurer shall be responsible for disbursing the funds of the corporation as may be ordered by the Board of Directors and for taking proper vouchers for such disbursements, and he or she shall render to the officer designated by the Board of Directors and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions performed or ordered by him or her as Treasurer and of the financial condition of the corporation.

Section 12. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 13. Bonds. If required by the Board, any officers or assistant officers shall give the corporation a bond in such sum and with surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Right to Certificate. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

Section 2. Classes of Stock—Rights. If the corporation shall be authorized to issue more than one class of stock, or more than one series of any class, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3. Officers’ Signatures. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5. Transfers of Stock. Transfers of shares of stock shall be made upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. The corporation is under a duty to register the transfer of its shares only if:

(a) the old share certificate is surrendered and is endorsed by the appropriate person or persons; and

(b) reasonable assurance is given that the endorsements are genuine and effective; and

(c) the corporation has no duty to inquire into adverse claims or has discharged any such duty; and

(d) any applicable law relating to the collection of taxes has been complied with; and

(e) the transfer is in fact rightful or is to a bona fide purchaser.

Section 6. Fixing of Record Date. The Board of Directors may fix in advance a date, not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meetings, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. If no record date is fixed by the Board of Directors, the record date for the determination of the stockholders entitled to notice of, and to vote at, any such meetings, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, shall be at the close of business on the day preceding the day on which notice is given, or if notice is waived, at the close of business on the day preceding the day on which the meeting is held.

Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Annual Statements. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Indemnification.

(a) The corporation shall indemnify, to the fullest extent allowed by Delaware law, each director, officer, employee or agent of the corporation, and each person who at the request of the corporation has served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (individually, an “Indemnified Person” and collectively, the “Indemnified Persons”), shall be indemnified by the corporation against those expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, which are actually and reasonably incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of his or her being or having been a director, officer, employee, or agent of this corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Delaware and subject to the conditions prescribed therein. The corporation may purchase and maintain insurance on behalf of any such Indemnified Persons against any liabilities asserted against such persons whether or not the corporation would have the power to indemnify such Indemnified Persons against such liability under the laws of the State of Delaware.

(b) Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section 7. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of the persons specified in this Section 7 shall be made to the fullest extent permitted by law. The provisions of this Section 7 shall not be deemed to preclude the indemnification of any person who is not specified in Section 7 but whom the corporation has the power or obligation to indemnify under applicable law, or otherwise.

Section 8. Miscellaneous. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President or any Vice President or the Secretary or the Treasurer in person or by proxy or proxies appointed by any of them shall have full power and authority on behalf of the corporation to vote, act and consent with respect to any shares of stock issued by other corporations which the corporation may own or as to which the corporation has the right to vote, act or consent.

ARTICLE VIII

AMENDMENTS

These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting. No By-Law adopted by vote of the stockholders shall be subject to amendment by the Board of Directors if such By-Law so provides.